UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2016 (March 22, 2016)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Management Incentive Plan

On March 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Luminex Corporation, a Delaware corporation (the “Company), approved an amended and restated Management Incentive Plan (the “Management Incentive Plan”). The amendments to the Management Incentive Plan make various clarifying edits and provide that any award made pursuant to the Management Incentive Plan shall be subject to mandatory repayment by the participant to the Company to the extent provided under applicable laws which impose mandatory recoupment, under the circumstances set forth in such applicable laws, including the Sarbanes Oxley Act of 2002, among other things.

The preceding description of the Management Incentive Plan is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is filed as Exhibit 10.1 to this report and which is incorporated herein by reference.

2016 Cash-Based Executive Performance Incentives

On March 22, 2016, the Committee also approved the 2016 cash-based performance incentive opportunities under the Management Incentive Plan, as amended, for the Company’s named executive officers and certain other executives.

The performance awards under the Management Incentive Plan are based upon achievement of an established Company performance goal (“Company Financial Goal”) as well as research and development, departmental and other project goals (“Key Objectives”) and leadership goals (“Leadership Goals”), in each case as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee. The Company Financial Goal is based on a matrix of revenue and operating profit for the year ended December 31, 2016 and is the same for each participant. Certain Key Objectives are the same for each participant while others vary by executive and are based on specified research and development, management or strategic initiatives, projects or other requirements, with each objective given a specified weight. The Leadership Goals are the same for each participant and are generally designed to drive the Company’s culture to obtain the results required for the Company’s success.

The total target awards for the Company’s named executive officers and certain other executives (other than as noted below for Mr. Shamir) in 2016 are weighted 50% for the achievement of the Company Financial Goal, 20% for the achievement of Key Objectives applicable to each participant, 20% for the achievement of Key Objectives that vary by participant and 10% for the achievement of Leadership Goals and are based on a target bonus established by the Committee for each participant. The total target award for Mr. Shamir in 2016 is weighted 50% for the achievement of the Company Financial Goal and 50% for the achievement of Key Objectives. The target bonuses for each named executive officer and certain other executives approved, reflected as a percentage of 2016 earned base salary, are the same as for 2015 and are as follows:

Name	Title	Target Bonus
Nachum Shamir	President and Chief Executive Officer	100%
Harriss T. Currie	Senior Vice President, Finance, Chief Financial Officer and Treasurer	50%
Russell W. Bradley	Senior Vice President, Corporate Development and Chief Marketing Officer	50%
Richard W. Rew II	Senior Vice president, General Counsel and Corporate Secretary	50%
Nancy M. Fairchild	Senior Vice President, Human Resources	50%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met. The Company Financial Goal is subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for the Company Financial Goal based on financial results between specified minimum and maximum performance levels of the performance targets. The minimum threshold represents the level of Company performance below which no incentive will be paid for the Company Financial Goal and is established annually by the Committee. The target threshold represents the level where the actual incentive award paid for the Company Financial Goal equals the targeted award and the maximum threshold represent the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for minimum threshold performance start at 30% of the target value for the Company Financial Goal.

Except as otherwise determined by the Committee, Key Objectives and Leadership Goals are generally not subject to an overachievement scale for the Company’s named executive officers and certain other executives other than Mr. Shamir. Certain of Mr. Shamir’s Key Objectives are subject to overachievement payouts up to 200% for 2016.

Accordingly, the Management Incentive Plan opportunities for 2016 provide for potential performance bonuses ranging from 0% to 195% of Mr. Shamir’s target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers and certain other executives, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2016.

Grant of Options

On March 22, 2016, the Committee also approved an award of stock options (the “Base Options”) to the Company’s named executive officers and certain other executives that vest solely upon the passage of time over four years. Below is the grant date fair value of the Base Options granted to these individuals on March 22, 2016:

Name	Title	Grant Date Fair Value of Base Options
Nachum Shamir	President and Chief Executive Officer	$1,393,000
Harriss T. Currie	Senior Vice President, Finance, Chief Financial Officer and Treasurer	$315,000
Russell W. Bradley	Senior Vice President, Corporate Development and Chief Marketing Officer	$210,000
Richard W. Rew II	Senior Vice president, General Counsel and Corporate Secretary	$227,500
Nancy M. Fairchild	Senior Vice President, Human Resources	$245,000

The Base Options have an exercise price equal to the closing market price for the Company’s common stock on the NASDAQ Global Select Market on the date of grant (March 22, 2016) and expire seven years from the date of grant. The Base Options are time-based, with 25% vesting on each of the first four anniversaries of the grant date. The Base Options are exercisable into shares of the Company’s common stock. The Base Options were awarded pursuant to the Company’s Third Amended and Restated 2006 Equity Incentive Plan (the “Plan”) and a Non-Qualified Stock Option Agreement, a form of which was previously filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, and which is incorporated herein by reference.

On March 22, 2016, the Committee also approved an award of stock options (the “Performance Options”) to the Company’s named executive officers and certain other executives that vest over four years based on achievement of certain operating profit and revenue targets in 2016, which consists of the same Company Financial Goal described above applicable to the 2016 Management Incentive Plan. Below is the grant date fair value of the Performance Options granted to these individuals on March 22, 2016 assuming target performance:

Name	Title	Target Grant Date Fair Value of Performance Options
Nachum Shamir	President and Chief Executive Officer	$597,000
Harriss T. Currie	Senior Vice President, Finance, Chief Financial Officer and Treasurer	$135,000
Russell W. Bradley	Senior Vice President, Corporate Development and Chief Marketing Officer	$90,000
Richard W. Rew II	Senior Vice president, General Counsel and Corporate Secretary	$97,500
Nancy M. Fairchild	Senior Vice President, Human Resources	$105,000

The Performance Options also have an exercise price equal to the closing market price for the Company’s common stock on the NASDAQ Global Select Market on the date of grant (March 22, 2016) and expire seven years from the date of grant. The Performance Options are measured over a performance period ending on December 31, 2016. Following the end of the fiscal year, the Committee will determine the number of Performance Options which remain eligible to vest based upon the level of achievement of the Company Financial Goal. If the Company fails to meet the threshold performance for the performance period, no Performance Options will be eligible to vest. Minimum vesting for minimum threshold performance starts at 30% of the target value for the Company Financial Goal. If the Company’s performance exceeds the target performance, the recipient may receive additional Performance Options above the target number, subject to a maximum of 200% of the target award. The Performance

Options that remain eligible to vest after the determination date will vest 25% on each of the first four anniversaries of the grant date. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of actual achievement of the pro-rated Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion. The Performance Options are exercisable into shares of the Company’s common stock. The Performance Options were awarded pursuant to the Plan and a Performance Stock Option Agreement, a form of which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2016	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Management Incentive Plan.